UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2016

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-22759	71-0556208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2016, Bank of the Ozarks, Inc. (the “Company”) completed an underwritten public offering of $225 million in aggregate principal amount of its 5.50% Fixed-to-Floating Rate Subordinated Notes due 2026 (the “Notes”). The Notes were issued pursuant to the Subordinated Indenture, dated as of June 23, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 23, 2016 (the “Supplemental Indenture”), between the Company and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, governs the terms of the Notes and provides that the Notes are unsecured, subordinated debt obligations of the Company and will mature on July 1, 2026. From and including the date of issuance to, but excluding July 1, 2021, the Notes will bear interest at an initial rate of 5.50% per annum. From and including July 1, 2021 to, but excluding the maturity date or earlier redemption, the Notes will bear interest at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination plus a spread of 442.5 basis points; provided, however, that in the event three-month LIBOR is less than zero, then three-month LIBOR shall be deemed to be zero.

The Company may, beginning with the interest payment date of July 1, 2021, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Company may also redeem the Notes at any time, including prior to July 1, 2021, at the Company’s option, in whole but not in part, if: (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date.

The foregoing summaries of the Base Indenture, the Supplemental Indenture and the Notes are not complete, and are each qualified in their entirety by reference to the complete text of the Base Indenture, the Supplemental Indenture and the form of Note, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

The Company is filing this Current Report on Form 8-K to file with the Securities and Exchange Commission certain items related to the offering of the Notes that are to be incorporated by reference into its Registration Statement on Form S-3 (File No. 333-203388).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Base Indenture, the Supplemental Indenture and the Notes, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as a part of this Current Report on Form 8-K:

4.1	Subordinated Indenture, dated as of June 23, 2016, between Bank of the Ozarks, Inc. and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of June 23, 2016, between Bank of the Ozarks, Inc. and U.S. Bank National Association, as Trustee (including the form of Note attached as an exhibit thereto).

4.3	Form of 5.50% Fixed-to-Floating Rate Subordinated Note due 2026 (included in Exhibit 4.2).

5.1	Opinion of Kutak Rock LLP, counsel to Bank of the Ozarks, Inc., as to the legality of the Notes.

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: June 23, 2016	By:	/s/ Greg McKinney
	Name:	Greg McKinney
	Title:	Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Subordinated Indenture, dated as of June 23, 2016, between Bank of the Ozarks, Inc. and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of June 23, 2016, between Bank of the Ozarks, Inc. and U.S. Bank National Association, as Trustee (including the form of Note attached as an exhibit thereto).

4.3	Form of 5.50% Fixed-to-Floating Rate Subordinated Note due 2026 (included in Exhibit 4.2).

5.1	Opinion of Kutak Rock LLP, counsel to Bank of the Ozarks, Inc., as to the legality of the Notes.

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1).